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                                                                    EXHIBIT 99.1

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IBIS TECHNOLOGY CORPORATION



NEWS RELEASE

COMPANY CONTACT:                                     AGENCY CONTACT:

Debra L. Nelson                                      Bill Monigle
Chief Financial Officer                              IR/PR Counsel
(978) 777-4247                                       (603) 424-1184

HELLER FINANCIAL:
Karen A. Pomazal
Director of Marketing
(312) 928-8573

FOR RELEASE AT 8:00 A.M., SEPTEMBER 27, 2001


         IBIS TECHNOLOGY ANNOUNCES $4.5 MILLION LEASE FINANCING PACKAGE

  ADDITIONAL CAPITAL WILL SUPPORT BUILD OUT OF INITIAL 300-MILLIMETER SIMOX-SOI
                              WAFER PRODUCTION LINE

DANVERS, Mass, Sept. 27, 2001--Ibis Technology Corporation (Nasdaq: IBIS), the leading provider of SIMOX-SOI implantation equipment and wafers to the worldwide semiconductor industry, today announced that it has secured a $4.5 million equipment lease line with Heller Financial's (NYSE: HF) Commercial Equipment Finance group. It will be used to further finance a variety of equipment acquisitions primarily focused on completing Ibis' initial production line for 300-millimeter SIMOX-SOI wafers.

Martin J. Reid, president and chief executive officer of Ibis Technology said, "We are delighted to work with Heller Financial because of their impressive track record of success, especially with high tech companies." Reid went on to explain that most of the equipment being financed will be used for completing the manufacture of wafers that have been processed through the new Ibis 2000 oxygen implanter, which is on schedule for initial production runs late this year. "Having the complete tool set for not only implanting, but annealing and characterizing wafers is a major competitive advantage for us," said Reid.

"Heller Financial has long supported the semiconductor industry, and is pleased to help support the growth of a company like Ibis," said Bruce Westwood-Booth, Senior Vice President of Heller Financial's Commercial Equipment Finance group.


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ABOUT IBIS TECHNOLOGY
Ibis Technology Corporation is the leading provider of SIMOX-SOI (Separation-by-Implanted-Oxygen Silicon-On-Insulator) wafers and equipment for the worldwide semiconductor industry. The company is headquartered in Danvers, Massachusetts and maintains an office in Aptos, California. Ibis Technology is traded on the Nasdaq National Market under the symbol IBIS. Information about Ibis Technology Corporation and SIMOX-SOI is available on Ibis' World Wide Web site at www.ibis.com.

ABOUT HELLER FINANCIAL
Heller Financial, Inc. is a worldwide commercial finance company providing a broad range of sophisticated financing solutions. With nearly $20 billion in total assets, Heller Financial offers equipment financing and leasing, sales finance programs, cash flow and collateral-based financing, financing for healthcare companies and financing for commercial real estate. Heller also offers trade finance, factoring, asset-based lending, leasing and vendor finance products and programs to clients in Europe, Asia and Latin America. Heller Financial's common stock is listed as "HF" on the New York and Chicago Stock Exchanges. The company can be found on the World Wide Web at http://www.hellerfinancial.com.

"SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: This release may contain forward-looking statements that are subject to certain risks and uncertainties including statements regarding the schedule of the Ibis 2000. Such statements are based upon management's current expectations that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements, including, but not limited to, product demand and market acceptance risks, general economic conditions, the impact of competitive products, technologies and pricing, the impact of rapidly changing technology, equipment capacity and supply constraints or difficulties, limitations on the ability to protect the Company's patents and proprietary technology, the Company's limited history with regard to sales of implanters, the cyclical nature of the semiconductor industry, and other risks described in the Company's Securities and Exchange Commission filings. All information set forth in this press release is as of September 27, 2001, and Ibis undertakes no duty to update this information unless required by law.

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